SCHEDULE A

                       TO EXPENSE LIMITATION AGREEMENT
                                   between
                            THE VICTORY PORTFOLIOS
                                     and
                          KEY ASSET MANAGEMENT INC.
      (Named changed to Victory Capital Management Inc. on May 1, 2001)

                           OPERATING EXPENSE LIMITS


                                         Maximum Operating
Name of Fund and Class                   Expense Limit      Date of Termination
--------------------------------------   -----------------  -------------------

Balanced - Class G                       2.00%              February 28, 2012*
Convertible - Class G                    2.00%              February 28, 2012*
Diversified Stock - Class C              1.90%              February 28, 2005
Fund for Income - Class C                1.70%              February 28, 2005
Gradison Government Reserves - Trust     0.51%              October 15, 2002
Shares
Gradison Government Reserves - Class G   0.76%              October 15, 2002
Intermediate Income - Class G            1.90%              February 28, 2012*
LifeChoice Conservative Investor         0.20%              February 28, 2003
LifeChoice Growth Investor               0.20%              February 28, 2003
LifeChoice Moderate Investor             0.20%              February 28, 2003
Nasdaq 100 Index(R) - Class A            0.60%              February 28, 2003
Nasdaq 100 Index(R) - Class C            1.40%              February 28, 2005
Nasdaq 100 Index(R) - Class G            0.80%              February 28, 2003
National Municipal Bond - Class G        1.90%              February 28, 2012*
New York Municipal Bond - Class G        1.90%              February 28, 2012*
Real Estate - Class C                    2.20%              February 28, 2005
Real Estate - Class G                    2.00%              February 28, 2012*
Special Value - Class G                  2.00%              February 28, 2012*
Value - Class G                          2.00%              February 28, 2012*

* Victory Capital Management Inc. intends to voluntarily limit expenses to lower levels so that fund expense levels will be competitive.

Adopted:    February 27, 2001
Amended:    February 26, 2002